EXHIBIT 99.1



CONTACTS:

Media:            Judy Corman (212) 343-6833
Investors:        Ray Marchuk (212) 343-6741

               SCHOLASTIC REPORTS THIRD QUARTER FINANCIAL RESULTS

NEW YORK, MARCH 16, 2004 -- Scholastic Corporation (NASDAQ: SCHL) today announced results for the third fiscal quarter ended February 29, 2004.

Revenue increased 9% to $472.0 million from $433.7 million in the year-ago period. The Company generated an operating loss of $2.3 million for the quarter, compared to a profit of $3.9 million in the year-ago period. Net loss for the quarter was $6.0 million, or $0.15 per diluted share, compared to a net loss of $0.5 million, or $0.01 per diluted share, in the year-ago period. The year-ago period included a gain of $2.9 million pre-tax, or $0.05 per diluted share after-tax, on the sale of an equity investment. The third quarter is Scholastic's second smallest revenue period.

Richard Robinson, Chairman, President and CEO, commented, "Greater than anticipated challenges in our Direct-to-Home Continuity and Trade businesses caused lower results in the third quarter, particularly in February, and have caused us to reevaluate our forecast for this fiscal year. In its first full quarter of effect, Federal `Do Not Call' legislation resulted in lower than expected Direct-to-Home response rates and margins. In Trade, lower backlist orders and increased returns were driven by more aggressive inventory management by accounts in a continuing tough retail environment. These factors more than offset strong revenue and profit growth in School Book Clubs, Educational Publishing and International, and progress in School Book Fairs.

"We now expect to generate EPS for Fiscal 2004 below $1.95, but above last year's results. This excludes special and non-recurring items in Fiscal 2003 and Fiscal 2004. We also expect free cash flow to be approximately $50 million in Fiscal 2004."

Mr. Robinson continued, "Based on these results and the future needs of the Company, we have taken the following management actions:

"First, Barbara Marcus, President of Children's Book Publishing & Distribution, will devote her extraordinary skills to our Trade and Fair operations. Her full-time attention to these businesses is expected to improve their results.

"Second, Judy Newman, Senior Vice President, who executed this year's turn-around in Clubs, will also significantly expand her day-to-day role in Direct-to-Home, reporting to me. She will be taking a fresh look at the Direct-to-Home business, focusing on developing new models for acquiring customers and restoring profitable growth.

"Third, financial staff in the business units, who formerly reported to division presidents, will now report directly to our new Chief Financial Officer, Mary Winston. This step will help improve our financial forecasting processes.

"Fourth, we have accepted the resignations of the president in charge of our Direct-to-Home business and the senior vice president in charge of our Trade business.

                                                                    EXHIBIT 99.1

These are important steps in our plan to improve revenue, profitability and margin growth."

THIRD FISCAL QUARTER SEGMENT RESULTS

Children's Book Publishing & Distribution revenue increased 1% over the year-ago quarter to $271.5 million, as growth in Clubs and Fairs was largely offset by declines in Trade and Continuities. Operating profit was $11.4 million, compared to $23.0 million in the year-ago period. Club revenue grew 18% on more orders, helped in part by the July 2003 acquisition of selected assets of Troll Book Clubs. Fair revenue advanced 4% on higher revenue per fair. Trade revenue declined $11 million, due primarily to lower backlist sales and higher than expected February returns. Continuity revenue declined 8%, reflecting the lower response to Direct-to-Home telemarketing, which increased the amortization of related promotional costs.

Educational Publishing revenue increased 7% to $69.4 million, generating profits of $3.3 million, versus a year-ago loss of $2.9 million. Results benefited from a more than 50% increase in sales of the READ 180(R) intervention program and a more than 15% increase in sales of classroom libraries and Teaching Resources.

International revenue increased 25% to $87.6 million, with operating profit increasing to $1.3 million, as compared to $0.8 million in the year-ago quarter. Revenue growth in exports and in the Company's Canadian operations contributed to revenue and profit growth while foreign exchange changes added $11 million to revenue.

Media, Licensing & Advertising revenue increased 49% to $43.5 million, due to the addition of the Back to Basics Toys(R) catalog business as well as the Warner Bros. release in February of CLIFFORD'S REALLY BIG MOVIE(TM) to theaters in five metropolitan areas. Operating loss was reduced to $1.1 million from $1.6 million in the prior year period.

NINE MONTH FISCAL 2004 RESULTS

For the nine months ended February 29, 2004, revenue increased 18% to $1,646.4 million, compared to $1,400.9 million in last year's period. Net income increased 20% to $35.9 million, or $0.90 per diluted share, compared to $29.9 million, or $0.74 per diluted share, in the year-ago period. Results for the nine months ended February 29, 2004 included special severance charges totalling $3.2 million pre-tax, or $0.05 per diluted share after-tax. Results for the nine months ended February 28, 2003 included a special charge of $1.9 million pre-tax, or $0.03 per diluted share after-tax, to settle a securities litigation lawsuit from 1997 and a gain of $2.9 million pre-tax, or $0.05 per share after-tax, from the sale of an investment.

CONFERENCE CALL

Scholastic will hold a conference call tomorrow (March 17, 2004) at 8:00 AM Eastern. To listen and ask questions, dial 973-935-8510 or 888-338-6461 (meeting leader is "Richard Robinson"). To view accompanying slides, go to the Investor Relations section of Scholastic.com. Following the call, the slides will be available on the Investor Relations section of Scholastic.com and an audio replay will be available at 877-519-4471, PIN number 4560804.

                                                                    EXHIBIT 99.1

UPCOMING INVESTOR PRESENTATIONS

Scholastic is currently scheduled to present at the Smith Barney Small and Mid-Cap Conference in Las Vegas on May 6, 2004. Further details will be posted in the Investor Relations section of WWW.SCHOLASTIC.COM when available.

ABOUT SCHOLASTIC

Scholastic is the world's largest publisher and distributor of children's books. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

                             SCHOLASTIC CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
   FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
                                   (UNAUDITED)
                  (Amounts in millions except per share data)


                                                   ------------------------------------ --------------------------------------
                                                            THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                   ------------------------------------ --------------------------------------
                                                   02/29/04    02/28/03     VARIANCE    02/29/04    02/28/03      VARIANCE
                                                   ---------------------  ------------- ---------------------  ---------------

Revenues                                             $472.0      $433.7    $38.3    9%  $1,646.4    $1,400.9    $245.5    18%

Operating costs and expenses:
    Cost of goods sold                                229.7       198.3     31.4   16%     816.6       640.3     176.3    28%
    Selling, general and administrative expenses      214.1       203.0     11.1    5%     639.4       607.0      32.4     5%
    Bad debt expenses                                  17.0        16.9      0.1    1%      66.1        53.6      12.5    23%
    Depreciation and amortization                      13.5        11.6      1.9   16%      39.8        32.9       6.9    21%
    Special severance charges (1)                       ---         ---      ---   ---       3.2         ---       3.2      *
    Litigation charge (2)                               ---         ---      ---   ---       ---         1.9      (1.9)     *
                                                   ---------------------  -------       ---------------------  --------
Total operating costs and expenses                    474.3       429.8     44.5   10%   1,565.1     1,335.7     229.4    17%

Operating income/(loss)                                (2.3)        3.9     (6.2)    *      81.3        65.2      16.1    25%

Other income (2)                                        ---         2.9     (2.9)    *       ---         2.9      (2.9)     *

Interest expense, net                                   7.1         7.5     (0.4)  -5%      25.2        23.3       1.9     8%
                                                   ---------------------  -------       ---------------------  --------

Earnings/(loss) before income taxes                    (9.4)       (0.7)    (8.7)    *      56.1        44.8      11.3    25%

Tax provision/(benefit)                                (3.4)       (0.2)    (3.2)    *      20.2        14.9       5.3    36%
                                                   ---------------------  -------       ---------------------  --------

Net income/(loss)                                     ($6.0)      ($0.5)   ($5.5)    *     $35.9       $29.9      $6.0    20%
                                                   =====================  =======       =====================  ========

Weighted average shares outstanding:

    Basic                                              39.4        39.2                     39.4        39.1
    Diluted                                            39.4        39.2                     40.1        40.3

Net income/(loss) per share:
    Basic                                            ($0.15)     ($0.01)  ($0.14)    *     $0.91       $0.76     $0.15    20%
    Diluted                                          ($0.15)     ($0.01)  ($0.14)    *     $0.90       $0.74     $0.16    22%


(1) Results for the nine months ended February 29, 2004 include pre-tax charges totaling $3.2, or $0.05 per diluted share after-tax, recorded in the first and second quarters, related to severance for staff reductions announced in May 2003, but implemented in Fiscal 2004.

(2) Results for the nine months ended February 28, 2003 include a pre-tax charge of $1.9, or $0.03 per diluted share after-tax, to settle a securities lawsuit from 1997, and the pre-tax gain on sale of an equity investment of $2.9, or $0.05 per diluted share after-tax.

*    Percent change not meaningful.

--------------------------------------------------------------------------------
FORWARD LOOKING STATEMENTS

  This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and instructional material markets and acceptance of the Company's product within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.
--------------------------------------------------------------------------------

                             SCHOLASTIC CORPORATION
                        RESULTS OF OPERATIONS - SEGMENTS
   FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 29, 2004 AND FEBRUARY 28, 2003
                                   (UNAUDITED)
                              (Amounts in millions)


                                             ----------------------------------------   -------------------------------------------
                                                         THREE MONTHS ENDED                           NINE MONTHS ENDED
                                             ----------------------------------------   -------------------------------------------
                                             02/29/04    2/28/2003 (1)    VARIANCE      2/29/2004 (2)  2/28/2003 (1)     VARIANCE
                                             -------------------------  -------------   ----------------------------  -------------
Children's Book Publishing & Distribution

    Revenue                                    $271.5          $269.6     $1.9    1%     $1,010.1           $848.2    $161.9    19%
    Operating profit                             11.4            23.0    (11.6) -50%         90.0             88.0       2.0     2%
                                             -------------------------                  ---------------------------
    Operating margin                             4.2%            8.5%                        8.9%            10.4%

Educational Publishing

    Revenue                                      69.4            65.0      4.4    7%        262.5            230.2      32.3    14%
    Operating profit                              3.3            (2.9)     6.2     *         32.3             22.6       9.7    43%
                                             -------------------------                  ---------------------------
    Operating margin                             4.8%           -4.5%                       12.3%             9.8%

International

    Revenue                                      87.6            70.0     17.6   25%        267.5            230.4      37.1    16%
    Operating profit                              1.3             0.8      0.5   68%         18.8             12.0       6.8    57%
                                             -------------------------                  ---------------------------
    Operating margin                             1.5%            1.1%                        7.0%             5.2%

Media, Licensing and Advertising

    Revenue                                      43.5            29.1     14.4   49%        106.3             92.1      14.2    15%
    Operating profit/(loss)                      (1.1)           (1.6)     0.5   31%         (4.8)            (3.2)     (1.6)  -50%
                                             -------------------------                  ---------------------------
    Operating margin                            -2.5%           -5.5%                       -4.5%            -3.5%

Overhead Expense(3)                              17.2            15.4      1.8   12%         55.0             54.2       0.8     1%
                                             -------------------------                  ---------------------------

Operating income/(loss)                         ($2.3)           $3.9    ($6.2)    *        $81.3            $65.2     $16.1    25%
                                             =========================  =======         =========================== =========


(1) Reflects reclassification of Scholastic.com results to Children's Book Publishing & Distribution and Educational Publishing from Media, Licensing & Advertising.

(2) The nine-months ended February 29, 2004 includes pre-tax charges totaling $3.2 which were allocated back to segments and recorded in the first and second quarters. These charges related to severance for staff reductions announced in May 2003, but implemented in Fiscal 2004.

(3) Overhead for the nine months ended February 28, 2003 includes a pre-tax charge of $1.9 to settle a securities lawsuit from 1997.

*    Percent change not meaningful.

                              SCHOLASTIC CORPORATION
                             SUPPLEMENTAL INFORMATION
                              (AMOUNTS IN MILLIONS)

                          SELECTED BALANCE SHEET ITEMS


                                                                                  --------------------------------------------
                                                                                                     (UNAUDITED)
                                                                                  --------------------------------------------
                                                                                     02/29/04        02/28/03        CHANGE
                                                                                  ---------------------------- ---------------
       Cash and cash equivalents                                                          $21              $8      $13   169%
       Accounts receivable, net                                                           261             255        6     2%
       Inventories                                                                        484             444       40     9%
       Total debt (lines of credit and short-term debt, and long-term debt)               575             680     (105)  -15%
       Total stockholders' equity                                                         820             755       65     9%

                                                                                  --------------------------------------------


                             SELECTED CASH FLOW ITEMS


                                                                                  -------------------------------------------
                                                                                                NINE MONTHS ENDED
                                                                                  -------------------------------------------
                                                                                                   (UNAUDITED)
                                                                                  -------------------------------------------
                                                                                     02/29/04        02/28/03      CHANGE
                                                                                  ---------------------------- --------------
       Net cash provided by operating activities                                         $119             $31     $88     *
       Additions to property, plant and equipment                                         (27)            (63)     36    57%
       Pre-publication and production costs                                               (52)            (44)     (8)  -18%
       Royalty advances                                                                   (18)            (25)      7    28%
                                                                                  ---------------------------- -------

       Free cash flow (cash use) (1)                                                      $22           ($101)   $123      *
                                                                                  ============================ =======

                                                                                  -------------------------------------------


(1) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

*    Percent change not meaningful.